Exhibit 10.5

AG MORTGAGE INVESTMENT TRUST, INC.

MANAGER EQUITY INCENTIVE PLAN

Effective                  , 2011

AG MORTGAGE INVESTMENT TRUST, INC.

MANAGER EQUITY INCENTIVE PLAN

1.    PURPOSES. The purposes of this AG Mortgage Investment Trust, Inc. Manager Equity Incentive Plan (the “Plan”) are to afford an incentive to AG REIT Management, LLC, a Maryland limited liability company (the “Manager”) to: (a) continue as the Manager for the AG Mortgage Investment Trust, Inc. (the “Company”); (b) increase its efforts on behalf of the Company; and (c) promote the success of the Company’s business. The Plan provides for the grant of stock options, restricted shares of common stock, restricted stock units, stock appreciation rights, and other equity-based awards.

2.    DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below, in addition to such terms defined in Section 1 above:

(a) “Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person or (iii) any legal entity for which such Person acts as an executive officer or general partner. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, applicable accounting standards and the Applicable Laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Share-Based Award granted to the Manager under the Plan.

(d) “Award Date” means the date upon which an Award is made to the Manager under the Plan, although, in the case of any Award for which the Exercise Price, Fair Market Value, or other applicable value is determined with reference to the average weighted Share price or Share price over a particular measurement period, the Award shall not be treated as granted and subject to applicable securities law or securities exchange reporting until the applicable value is determined.

(e) “Award Agreement” means any written agreement between the Company and the Manager that evidences and sets out the terms and conditions of an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, in any case, within the meaning of Treasury Regulation 1.409A-3(i)(5).

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(i) “Committee” means the Compensation Committee of the Company’s Board of Directors, or any successor committee with responsibility for employee compensation, or, in the absence of a committee with responsibility for employee compensation, the Board itself; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(j) “Company” means AG Mortgage Investment Trust, Inc., a Maryland Corporation, or any successor corporation.

(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share as of a particular date shall mean (i) the closing sales price per Share on the national securities exchange on which the Share is principally traded, for the last preceding date on which there was a sale of Shares on such exchange; (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of Shares in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(m) “Management Agreement” means the management agreement between the Manager and the Company.

(n) “Manager” means AG REIT Management, LLC, or any successor entity.

(o) “Option” means an Award with a right, granted to the Manager under Section 5(b) below, to purchase Shares at a specified price during specified time periods. All Options granted hereunder shall be treated as non-qualified stock options which are not intended to satisfy the requirements of Code Section 422.

(p) “Other Share-Based Award” means an Award granted to the Manager under Section 5(f) below.

(q) “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

(r) “Restricted Stock” means an Award of Shares, granted to the Manager under Section 5(d) below, that may be subject to certain restrictions and to a risk of forfeiture.

(s) “Restricted Stock Unit” or “RSU” means an Award with a right, granted to the Manager under Section 5(e) below, to receive Shares, cash or a combination thereof at the end of a specified restricted period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(t) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.

(u) “Share” means a share of the Company’s common stock, par value $0.01 per share.

(v) “Stock Appreciation Right” or “SAR” means an Award with a right, granted to the Manager under Section 5(c) below, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the Award Date to the date of exercise of the right.

(w) “Subsidiary” means, with respect to the Company, any “subsidiary corporation” within the meaning of Code Section 424(f).

3.    ADMINISTRATION.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee may employ one or more persons to render advice with respect to any responsibility the Committee may have under the Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. The Committee shall have full and final authority, in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:

(i)	administer and interpret the Plan;

(ii)	authorize the granting of Awards;

(iii)	determine the number of Shares to be covered by each Award;

(iv)	determine the terms, provisions, and conditions of each Award (which may not be inconsistent with the terms of the Plan), including determination of Fair Market Value; and whether, to what extent, and under what circumstances, an Award may be settled in cash, Shares, other securities, other Awards, or other property;

(v)	prescribe the form of instruments evidencing Awards; and

(vi)	take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration and interpretation thereof, including correction of any defect (including but not limited to amending an Award Agreement to comply with Applicable Laws) and reconciliation of any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan.

The Committee may not take any action that would result in a repricing of any Option without having first obtained the consent of the Company’s shareholders. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, the Manager (or any person claiming any rights under the Plan from or through the Manager) and any shareholder.

(b) Limitation of Liability. The senior officers of the Company are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications as they in their absolute discretion consider necessary for the implementation of the Plan. The Board, the Committee, and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. The Board, the Committee, members thereof, and any officer or employee of the Company or any Subsidiary thereof acting at the direction or on behalf of the Board or the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    SHARES SUBJECT TO PLAN.

(a) Subject to adjustment as provided in Section 9 below, Awards may be made under the Plan beginning on the Effective Date for up to an aggregate of 375,000 Shares, less any Shares issued or subject to awards granted under the Company’s Equity Incentive Plan. At all times, the Company will reserve and keep available a sufficient number of Shares in such manner as it may consider appropriate in order to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any vested Award granted under the Plan is paid or otherwise settled without the issuance of Shares, or if Shares are surrendered to or withheld by the Company as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the Shares that were subject to such Award shall not again be available for Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of Shares to the Manager (other than as provided in the immediately preceding sentence), the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan.

(c) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

5.    TERMS AND CONDITIONS OF AWARDS. All Awards will be evidenced by a written agreement between the Company and the Manager setting forth the specific terms of the Award (an “Award Agreement”). Such terms and conditions shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the Award Date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of service by the Manager. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options. The Committee is authorized to grant Options to the Manager on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, but in no event shall the per Share exercise price of any Option be less than 100% of the Fair Market Value of a Share on the Award Date of such Option.

(ii)

Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, and the form of such payment. Such form may include, without limitation, cash, exchange of Shares previously owned by the Manager, through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Committee may require that any Shares exchanged by the Manager have been owned by the Manager for at least six months as of the date of exercise. An Award Agreement may provide that the Manager may pay all or a portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company. To the extent that the Committee permits the use of a “cashless exercise” to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a “reload feature,” in which replacement stock options are issued to the Manager in exchange for Shares held by the Manager upon exercise of an Option. In no event may an Option remain exercisable more than ten (10) years following the Award Date.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to the Manager on the following terms and conditions:

(i)	Right Conferred. A SAR shall confer on the Manager a right to receive an amount with respect to each Share subject thereto, upon exercise thereof, equal to the excess of:

(1)	the Fair Market Value of one Share on the date of exercise over

(2)	the Fair Market Value of one Share on the Award Date.

(ii)	Other Terms. The Committee shall determine at the Award Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to the Manager, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards. In no event may a SAR remain exercisable more than ten (10) years following the Award Date. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Shares, or property as specified in the Award Agreement or determined by the Committee.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to the Manager on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine on the Award Date or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Manager.

(ii)	Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Manager, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Manager deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)	Dividends/Distributions. Except to the extent otherwise provided in any Award Agreement, the Manager granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Unless otherwise determined by the Committee, dividends or distributions paid on Restricted Stock shall be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the Committee, and in any event shall be payable in cash or in Shares having a Fair Market Value equal to the amount of such dividends and distributions. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

(iv)	Section 83(b) Election. If the Manager makes an election pursuant to Code Section 83(b) concerning Restricted Stock, the Manager shall be required to promptly file a copy of such election with the Company.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to the Manager on the following terms and conditions:

(i)	Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the restricted period specified in the Award Agreement (or, if permitted by the Committee, at a later date selected by the Manager in accordance with rules and regulations established by the Committee). The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(ii)	Dividend/Distribution Equivalents. The Committee is authorized to grant to the Manager the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to settlement of the Restricted Stock Unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the Manager, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividend equivalents or distribution equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. Unless otherwise determined by the Committee, any such dividend equivalents or distribution equivalents shall be paid or credited, as applicable, on the dividend payment date to the Manager as though each Restricted Stock Unit held by the Manager was a Share.

(f) Other Share-Based Awards. The Committee is authorized, subject to limitations under Applicable Laws, to grant to the Manager such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or a combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 5(f).

(g) Vesting. Except as provided otherwise in an Award Agreement, Awards generally will vest over a minimum period of three (3) years or shall be subject to a performance-based vesting schedule, except in the event of a Change of Control or other special circumstances.

6.    TERMINATION OF MANAGEMENT AGREEMENT. Upon termination of the Management Agreement either (i) by the Company for Cause (as described in the Management Agreement) or (ii) by the Manager for Cause (as described in the Management Agreement or) for any reason other than pursuant to a Termination Notice (as defined in the Management Agreement) that is given in connection with a determination that the compensation payable to the Manager is not fair, all unvested Awards then held by the Manager and all accrued and unpaid dividends or dividend equivalents related thereto shall be immediately cancelled and forfeited without consideration. Upon termination of the Management Agreement for any reason other than as enumerated in the immediately preceding sentence, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved; provided, however, that for any Award subject to Code Section 409A, no payment may be made to the Manager unless the termination of the Management Agreement also constitutes a “separation from service” within the meaning of Code Section 409A.

7.    CHANGE OF CONTROL. In the event of a Change of Control, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved.

8.    CONDITIONS UPON ISSUANCE OF SHARES.

(a) The Manager will have none of the rights of a shareholder (including, but not limited to, the right to receive dividends or other distributions from the Company, voting rights, or rights under any rights offering) until such time as such Shares have been recorded on the Company’s official shareholder records as having been issued to the Manager.

(b) No Shares shall be issued under this Plan or pursuant to any Award Agreement until and unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the rules of any stock exchange having jurisdiction over the securities of the Company.

(c) The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require the Manager to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with Applicable Laws, rules, and regulations, listing requirements, or other obligations.

9.    RECAPITALIZATION. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Manager under the Plan, then the Committee shall make equitable changes or adjustments to any or all of: (a) the number and kind of Shares or other property (including cash) that may thereafter be issued in connection with Awards; (b) the number and kind of Shares or other property (including cash) issued or issuable in respect of outstanding Awards; (c) the exercise price, base price or purchase price relating to any Award and (d) the performance goals, if any, applicable to outstanding Awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to Shares).

10.    TRANSFER RESTRICTIONS. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner. Notwithstanding the foregoing, the Manager may allocate all or a portion of any Award, or ownership or profits interests in the any Award, to the Manager’s officers or other personnel of the Manager or its Affiliates. Any such allocation shall not affect the other applicable terms of the Plan or the Award. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

11.    CONSTRUCTION. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “nonqualified deferred compensation” for purposes of Code Section 409A, as determined by the Committee, or if an Award is subject to Code Section 409A, in a manner that complies with Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).

12.    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in any Award, Award Agreement or other agreement entered into pursuant hereto shall confer upon the Manager a right to continue to provide services to the Company or any parent, subsidiary, or Affiliate of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Management Agreement in accordance with its terms.

13.    SEVERABILITY. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.    TERMINATION AND AMENDMENT OF THE PLAN.

(a) The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. The Committee may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentences, no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of the Manager, without the Manager’s consent, under any Award theretofore granted under the Plan.

(b) The Board may, subject to receipt of requisite regulatory approval, where required, and without further shareholder approval, in its discretion make the following amendments to the Plan:

(i)	amending typographical, clerical and grammatical errors;

(ii)	reflecting changes to applicable securities laws; and

(iii)	ensuring that the Shares issued under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which the Manager may from time to time be resident or a citizen.

(c) In the event the Plan or any Award issued hereunder fails to meet the applicable requirements of Code Section 409A, then the Plan and the applicable Award Agreement shall be deemed to be modified (and shall otherwise be amended by the Committee, in its sole and absolute discretion), to the limited extent necessary to satisfy the requirements of Code Section 409A and the regulations thereunder.

15.    APPLICABLE LAW. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

16.    EFFECTIVE DATE AND DURATION OF PLAN. The Plan is effective as of                     , 2011, subject to any required shareholder approval. The Plan shall remain in full force and effect from the date of shareholder approval hereof and from year to year thereafter until amended or terminated in accordance with Section 14 above. The Plan shall automatically terminate on the tenth anniversary of the date on which it was adopted.